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                                                                   EXHIBIT 10.25

                              ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT (this "AGREEMENT") is made as of November 25, 1996 (the "EFFECTIVE DATE"), by and among AMERICA ONLINE, INC., a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 ("AOL"), GLOBAL NETWORK NAVIGATOR, INC., a Delaware corporation and wholly owned subsidiary of AOL with its principal offices at 2855 Telegraph Avenue, Berkeley, CA 94705 ("GNN"), and EXCITE, INC., a California corporation with its principal offices at 1091 N. Shoreline Boulevard, Ste. 200, Mountain View, CA 94043 ("EXCITE"). AOL and GNN are collectively referred to herein as AOL.

                                 R E C I T A L S

         A. AOL operates a business known as "WEBCRAWLER" (sometimes referenced herein as "WC") that engages in the business of providing search and directory services under the service mark "WebCrawler" on the World Wide Web and on the AOL Network (as defined in the Commercial Agreement described below), and selling advertising contracts with respect to "impressions" or "avails" generated by such services (the "WC BUSINESS").

         B. AOL desires to sell to Excite, and Excite desires to purchase from AOL, substantially all of the assets of the WC Business in exchange for: (i) One Million Two Hundred Fifty Thousand (1,250,000) shares of the Series E-1 Preferred Stock of Excite (the "ACQUISITION SHARES"); and (ii) the assumption by Excite of certain enumerated liabilities of the WC Business, in each case all on the terms and conditions set forth in this Agreement. In addition, in consideration for services to be rendered by AOL to Excite pursuant to the Operating Agreement (as defined below) in connection with the transfer of the WC Business to Excite, Excite will issue to AOL Seven Hundred Thousand (700,000) shares of the Series E-2 Preferred Stock of Excite (the "SERVICES SHARES"). The Acquisition Shares and Services Shares are collectively referred to herein as the "TRANSACTION SHARES."

         C. AOL, in its own name or in the name of AOL Ventures, Inc. ("AOL VENTURES"), currently holds 680,330 shares of Excite Common Stock (the "EXISTING EXCITE SHARES") and a warrant to purchase an additional 650,000 shares of Excite Common Stock (the "EXISTING AOL WARRANT"). As part of the transactions contemplated by this Agreement and the Commercial Agreement, the Existing AOL Warrant will be amended to become exercisable for shares of Excite Series E-3 Preferred Stock (the "WARRANT SHARES") and the expiration date with respect to exercisability of the Existing AOL Warrant will be subject to the provisions of the Commercial Agreement. Excite shall also grant AOL the right to exchange the Existing Excite Shares for a similar number of common-equivalent shares of Excite Series E-4 Preferred Stock. The shares of each series of Excite Series E Preferred Stock (collectively, the "EXCITE PREFERRED SHARES") will have the rights, preferences and privileges described in the form of the Certificate of Determination attached hereto as Exhibit A (the "CERTIFICATE OF DETERMINATION"). The Excite Preferred Shares may not be sold or otherwise transferred by AOL or any affiliate thereof, although such shares may be converted into shares of Excite Common Stock pursuant to the
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Certificate of Determination, whereupon the shares will only be subject to any applicable transfer restrictions under state and federal securities laws.

         D. The Transaction Shares shall be issued to AOL either (i) in a private placement pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT") or (ii) pursuant to the exemption from registration provided by Section 3(a)(10) of the 1933 Act under which the parties will request the Department of Corporations of the State of California (the "DEPARTMENT OF CORPORATIONS") to conduct a hearing for the purpose of determining whether the proposed issuance of the Transaction Shares in connection with the transactions contemplated herein is fair, just and equitable (the "FAIRNESS HEARING") and upon such a finding, to grant a permit qualifying such issuance (the "CALIFORNIA PERMIT").

         E. The shares of Excite Common Stock issuable upon conversion of the Excite Preferred Shares (the "CONVERSION SHARES") that are not qualified under the California Permit shall have all the registration rights set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT"), and regardless of whether the Conversion Shares are qualified under the California Permit, such shares shall have the Form S-3 demand and piggyback registration rights set forth in the Registration Rights Agreement.

         F. The Excite Preferred Shares held by AOL shall be subject to the voting requirements set forth in that certain Voting Trust Agreement in the form attached hereto as Exhibit C (the "VOTING TRUST AGREEMENT"), the sole intent of which will be to remove any class voting rights that would otherwise accrue to the Excite Preferred Shares.

         G. The parties understand that the closing of the transactions contemplated by this Agreement is subject to a number of conditions. Pending the closing of the transactions contemplated under this Agreement, the parties will enter into an Operating Agreement in the form attached hereto as Exhibit D (the "OPERATING AGREEMENT"), which will be binding upon the parties hereto from the date hereof until the Closing (as defined in Section 1.4) or earlier termination of this Agreement.

         H. In connection with this Agreement, the parties are concurrently entering into a Technology License, Distribution, Services and Co-Marketing Agreement in the form attached hereto as Exhibit E (the "COMMERCIAL AGREEMENT"). The Commercial Agreement, Operating Agreement, Registration Rights Agreement and Voting Trust Agreement are referred to herein as the "ANCILLARY AGREEMENTS."

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Excite and AOL hereby agree as follows:

1.       PURCHASE AND SALE OF ASSETS.

         1.1      CERTAIN DEFINITIONS.  As used in this Agreement:

                  (a) WC Assets. The "WC ASSETS" means those tangible and intangible assets, properties and rights that, as of the Closing Date (as defined in Section 1.4), are owned or controlled by AOL or an entity controlled by AOL, are used by AOL or an entity controlled by


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AOL in the operation and conduct of the WC Business as it is currently conducted and as it is proposed to be conducted following the date hereof and which are set forth on Schedules 1.2(a) through (e) of the WC Assets Letter. As used in this Agreement, the phrase "as it is proposed to be conducted following the date hereof" shall mean the conduct of the WC Business as if it were to be continued in substantially the same manner in which it is currently being run by AOL, except that the party owning the WC Business will be Excite and that the volume of transactions processed by the WC Business will be consistent with projections provided by AOL, provided however, that the parties recognize that additional system capacity may be required to accommodate such projections, and provided further, that the parties recognize that (i) no warranty is being made as to whether the anticipated volume of transactions will be met, (ii) there is no guarantee that the advertising revenues will not suffer if employees directly involved with the WC Business do not continue their employment after the Effective Date, and (iii) the acquisition of additional system capacity is beyond the control of AOL.

             (b) Intellectual Property. "INTELLECTUAL PROPERTY" means and includes patents, patent applications and the right to file for patent applications (including but not limited to continuations, continuations-in-part, divisionals and reissues), trademarks, logos, service marks, trade names and service names (in each case whether or not registered) and applications for and the right to file applications for registration thereof, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, moral rights, mask works and mask work registrations and applications for the right to file applications for registration thereof, trade secrets, trade dress, publicity and privacy rights, and any other intellectual property rights arising under the laws of the United States of America, any State thereof, or any country or province.

         1.2 AGREEMENT TO SELL AND PURCHASE WC ASSETS. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, AOL agrees to sell, assign, transfer and convey to Excite at the Closing (as defined in Section 1.4), and Excite agrees to purchase and acquire from AOL at the Closing, all of AOL's right, title and interest in and to all of the WC Assets. The WC Assets will be sold, assigned, transferred and conveyed to Excite on the Closing Date, free and clear of all mortgages, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements and all claims or agreements of any nature whatsoever, except as otherwise expressly disclosed on the AOL Exceptions Letter (as defined below). The WC Assets to be purchased by Excite under this Agreement shall consist of the following assets and properties owned or controlled by AOL on the date hereof or on the Closing Date:

             (a) Contracts. All right, title and interest of AOL in the contracts, agreements, engagements, leases, advertising sales contracts and licenses, written or oral, relating to the WC Business that are listed on
Schedule 1.2(a) of the WC Assets Letter (each a "WC CONTRACT" and collectively, the "WC CONTRACTS"); provided, however, that this Agreement will not effect the sale, assignment or transfer to Excite of any WC Contracts that by their terms cannot be so sold, assigned or transferred to Excite without the consent of a third party unless and until such consent has been obtained; provided further, that, as to any such WC Contracts, AOL will take such actions and grant such rights as may be necessary such that Excite will have


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the full right and benefit under such WC Contracts notwithstanding such failure to sell, assign or transfer to Excite;

                  (b) Intellectual Property. All right, title and interest of AOL in the Intellectual Property that is listed on Schedule 1.2(b) to the WC Assets Letter (the "WC INTELLECTUAL PROPERTY"), provided that the WC Intellectual Property shall not include the electronic or other media upon which such WC Intellectual Property is stored;

                  (c) Software. All right, title and interest of AOL in any computer software (in source and object code form) and related documentation that is listed on Schedule 1.2(c) to the WC Assets Letter (the "WC SOFTWARE"), provided that the WC Software shall not include the electronic or other media upon which such WC Software is stored;

                  (d) Web Sites. All right, title and interest of AOL in any World Wide Web sites maintained in connection with the WC Business, including all related URL addresses and related rights (including all agreements listed on Schedule 1.2(a), if any, related to "hot links" or other pointers to such Web sites), that is listed on Schedule 1.2(d) to the WC Assets Letter (the "WC WEB SITES");

                  (e) Tangible WC Assets. The tangible assets and tangible embodiments of intangible assets, including all additions or accessions thereto that occur from the date hereof until Closing, that are listed on Schedule 1.2(e) to the WC Assets Letter (the "WC TANGIBLE ASSETS").

                  (f) Documents. Copies of all financial records, logs, books, records, files, customer lists and histories, lists of advertisers, supplier lists and files, product component lists, engineering and design drawings, diagrams and other documentation depicting or specifying the designs and components of all the WC Contracts, the WC Intellectual Property, the WC Software, the WC Web Sites, the WC Accounts or the Tangible WC Assets, as well as any and all sales and marketing materials for the WC Business, provided that the documents described herein shall not be deemed to include any of the assets described in Schedules 1.2(a)-(e);

                  (g) Media. The electronic or other media upon which the WC Intellectual Property and WC Software that is not transmitted electronically is stored.

                  (h) Goodwill. All the goodwill of the WC Business.

         1.3      ASSET TRANSFER; PASSAGE OF TITLE; DELIVERY; POWER OF ATTORNEY.

                  (a) Title Passage. Except as otherwise provided in this Section, upon the Closing, title to all of the WC Assets shall pass to Excite; and AOL shall deliver to Excite possession of all of the WC Assets as provided in subsection 1.3(b), and shall further deliver to Excite a fully executed Assignment and Bill of Sale in the form attached hereto as Exhibit F (the "BILL OF SALE"), as well as any other assignments, conveyances and bills of sale sufficient to convey to Excite good and marketable title to all the WC Assets, free and clear of all mortgages, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements and all claims or


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agreements of any nature whatsoever, except as otherwise expressly disclosed on the AOL Exceptions Letter, as well as such other instruments of conveyance as counsel for Excite may reasonably deem necessary or desirable (both at and after the Closing) to effect or evidence the transfers contemplated hereby;

             (b) Delivery of WC Assets. The WC Assets shall be delivered by AOL to Excite on the Closing Date at Excite's facility in Mountain View, California or at such other location as Excite shall designate. Delivery shall be effectuated by electronic transmission to the greatest extent possible.

         1.4 CLOSING. The consummation of the purchase and sale of the WC Assets and the delivery of the consideration therefor will take place at a closing to be held at the offices of Excite's counsel, Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California (the "CLOSING") on March 31, 1997 or the earliest practicable and mutually agreeable date following the satisfaction or waiver of the conditions to closing set forth in Section 8 hereof (the "CLOSING DATE"), or at such other time or date, and at such place, or by such other means of exchanging documents, as may be agreed to by the parties hereto.

         1.5 EXCHANGE RIGHT. At or within ninety (90) days following the Closing, AOL shall have the right to exchange all or a portion of the Existing Excite Shares for a similar number of common-equivalent Excite Series E-4 Preferred Shares with the rights, preferences and privileges described in the form of the Certificate of Determination attached hereto as Exhibit A. Such exchange shall be effectuated by the surrender by AOL within the time period referenced above of the stock certificate(s) representing the Existing Excite Shares to Excite along with a notice requesting Excite to issue the appropriate number of Excite Series E-4 Preferred Shares to AOL, whereupon Excite or Excite's transfer agent shall cancel the certificate(s) representing the Existing Excite Shares and issue the certificate(s) for the Excite Series E-4 Preferred Shares. The date of the certificate(s) for the Excite Series E-4 Preferred Shares shall be the date on which Excite or Excite's transfer agent receives the certificates for the Existing Excite Shares that are being surrendered.

2.     PURCHASE PRICE; PAYMENTS.

         2.1 PURCHASE PRICE. In consideration of the sale, transfer, conveyance and assignment of all the WC Assets to Excite at the Closing and the other consideration provided by AOL hereunder, as of the Closing:

             (a) Acquisition Shares. Excite will issue and deliver a certificate or certificate(s) representing One Million Two Hundred Fifty Thousand (1,250,000) shares of Excite Series E-1 Preferred Stock, registered in the name of AOL (or such wholly-owned subsidiary of AOL as AOL may direct). In addition, Excite will issue 700,000 shares of Series E-2 Preferred Stock in consideration of the services to be provided by AOL, as provided for in the Operating Agreement, attached hereto as Exhibit D.

             (b) Assumption of Liabilities. Excite will deliver to AOL an Assumption Agreement in the form attached hereto as Exhibit G, under which Excite agrees to assume all the


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Assumed Liabilities (as defined in Section 3.1) and no other liabilities of the
WC Business or of AOL.

         2.2 REGISTRATION RIGHTS. AOL shall have certain registration rights with respect to the shares of Excite Common Stock issuable upon conversion of the Excite Preferred Shares, as more fully set forth in the Registration Rights Agreement and Section 6.3 hereof.

         2.3 SALES TAX. Any sales or use tax liability that arises with respect to the transfer of the WC Assets from AOL to Excite will be borne equally by AOL and Excite.

3.     ASSUMPTION OF LIABILITIES AND OBLIGATIONS

         3.1 ASSUMED LIABILITIES. The following liabilities of AOL related to the WC Business expressly listed below in this Section 3.1 will be assumed by Excite (collectively, the "ASSUMED LIABILITIES"):

             (a) WC Contracts. The obligations of AOL arising from and after the Closing under those (and only those) WC Contracts specifically listed in
Schedule 1.2(a) to the WC Assets Letter, provided however, that notwithstanding the foregoing, Excite will not assume, and the Assumed Liabilities will not include, any obligation of AOL under any such WC Contract that arises or is related to a breach of such WC Contract by AOL, to the extent such breach occurs prior to the Closing Date other than an obligation of AOL that results from a breach of a WC Contract by AOL during the Transition Period (as defined in the Operating Agreement) if the breach results from an action (or lack of action) taken at the direction of Excite or is taken to avoid a breach of the Operating Agreement; and

             (b) Listed Liabilities. Any liabilities expressly listed on
Schedule 3.1 to the WC Assets Letter, to the extent clearly and unambiguously described therein.

         3.2 LIABILITIES AND OBLIGATIONS NOT ASSUMED. Except as expressly set forth in Section 3.1 above, Excite shall not assume or become obligated in any way to pay any liabilities, debts or obligations of AOL or of the WC Business whatsoever, including but not limited to any liabilities or obligations now or hereafter arising from or with respect to, any current or future outstanding options to purchase AOL Common Stock, the sale or license of any products or services of AOL that occurred prior to the Closing, the termination by AOL of the employment of any current or future employees of AOL or any of its affiliates, any other claims brought against AOL arising from AOL's employment of any person, any duties or obligations under any existing or future employee benefit plans of AOL or any of its affiliates, any present or future obligations or liabilities of AOL or any of its affiliates to existing or future employees of AOL or any of its affiliates under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Federal Worker Adjustment and Retraining Act ("WARN") or any severance pay obligations of AOL or any of its affiliates or any obligations or liabilities or arising from any breach or default by AOL of any contract, agreement or commitment of AOL (including but not limited to the Contracts that occurred (or arose from facts occurring) prior to the Closing). All liabilities, debts and obligations of AOL not expressly assumed by Excite hereunder are hereinafter referred to as the "EXCLUDED LIABILITIES".


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         3.3 NO OBLIGATIONS TO THIRD PARTIES. The execution and delivery of this
Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate the parties to any person or entity other than the parties to this Agreement. Assumption by Excite of any liabilities or obligations of AOL under Section 3.1 shall in no way expand the rights or remedies of third parties against Excite as compared to the rights and remedies such parties would have against AOL if the Closing were not consummated.

4.     REPRESENTATIONS AND WARRANTIES OF EXCITE.

         Excite hereby represents and warrants to AOL that except as set forth on the Excite Disclosure Letter delivered concurrently herewith, all the following statements are true, accurate and correct:

         4.1 ORGANIZATION AND GOOD STANDING. Excite is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

         4.2 POWER, AUTHORIZATION AND VALIDITY.

             4.2.1 Excite has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Excite is or will be a party that are required to be executed pursuant to this Agreement (the "EXCITE ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Excite Ancillary Agreements have been duly and validly approved and authorized by Excite's Board of Directors.

             4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Excite to enter into, and to perform its obligations under this Agreement and the Excite Ancillary Agreements, except for
(a) filings required under federal antitrust laws; and (b) such filings as may be required to comply with federal and state securities laws.

             4.2.3 This Agreement and the Excite Ancillary Agreements are, or when executed by Excite will be, valid and binding obligations of Excite enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities;

             4.2.4 Due Authorization. The Excite Preferred Shares, when issued and delivered by Excite pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all liens, encumbrances and


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adverse claims. Based in part on the representations made by AOL in Section 5 hereof, the Excite Preferred Shares and (assuming no change in applicable law and no unlawful distribution of the Excite Preferred Shares by AOL or other parties) the shares of Excite Common Stock issued upon conversion of the Excite Preferred Shares, will be issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act and the registration and qualification requirements of all securities laws of the States of the United States (collectively, "BLUE SKY LAWS").

             4.3 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement nor any Excite Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination or material breach or violation of (a) any provision of the Articles of Incorporation of Excite, or the Bylaws of Excite, all as currently in effect,
(b) in any material respect, any agreement material to Excite's business (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Excite or its assets or properties.

             4.4 DISCLOSURE. Excite has made available to AOL an investor disclosure package consisting of true and complete copies of (a) the final prospectus from the initial public offering of Excite's Common Stock dated April 3, 1996, and (b) all Forms 10-Q and 8-K filed by Excite with the Securities and Exchange Commission (the "SEC") since December 31, 1995 and up to the date of this Agreement (collectively, the "EXCITE DISCLOSURE PACKAGE"). The Excite Disclosure Package, as of the date filed with the SEC, unless subsequently amended, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to AOL pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

             4.5 CAPITALIZATION. The authorized capital stock of Excite consists of 25,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. 11,965,450 shares of Excite Common Stock were issued and outstanding and no shares of Excite Preferred Stock were outstanding as of November 15, 1996. An aggregate of 2,200,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1995 Equity Incentive Plan, an aggregate of 1,500,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1996 Equity Incentive Plan, an aggregate of 150,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1996 Directors Stock Option Plan, and an aggregate of 150,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1996 Employee Stock Purchase Plan (all such plans are referred to herein as the "STOCK PLANS"). As of November 15, 1996, options to purchase 2,387,107 shares of Excite Common Stock were outstanding under the Stock Plans and no options have been issued outside of the Stock Plans. Without giving effect to the transactions contemplated hereby, warrants to purchase 705,451 shares of Excite Common Stock are outstanding. All issued and outstanding shares of Excite Common Stock have been duly authorized and validly issued, are fully paid and non assessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Excite in compliance with all


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registration or qualification requirements (or applicable exemptions therefrom)
of applicable federal and state securities laws. Except as set forth in this
Section 4.5, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Excite's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Excite Capital Stock or obligating Excite to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Excite's outstanding securities. Excite is not under any obligation to register under the Securities Act any securities that may be subsequently issued.

         4.6 LITIGATION. There is no claim, action, suit or proceeding pending or, to Excite's knowledge, threatened, against Excite, at law, in equity, by way of arbitration or before any governmental department, commission, board or agency that might have a material adverse effect on Excite, nor is Excite aware of any reasonable basis therefor. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against Excite.

5.     REPRESENTATIONS AND WARRANTIES OF AOL.

         AOL represents and warrants to Excite that, except as set forth in the AOL Disclosure Letter delivered concurrently with the execution hereof, all of the following statements are true, accurate and correct:

         5.1 CORPORATE ORGANIZATION. AOL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. AOL is duly qualified to transact business as a foreign corporation, and is in good standing, in all jurisdictions where the failure to be so qualified would adversely affect the WC Business. AOL has all necessary corporate power and authority to own and use the WC Assets and to operate the WC Business and to enter into this Agreement and all assignments or other documents that AOL is required to execute and deliver hereunder, including without limitation the Ancillary Agreements (the "AOL ANCILLARY AGREEMENTS"), and holds all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefor. For purposes of this Section
5.1 and with respect to Section 5.2, each representation and warranty given herein and therein shall be deemed, as applicable, a separate representation and warranty of each of AOL (not including GNN) and GNN.

         5.2 POWER AND AUTHORITY; NO DEFAULT UPON TRANSFER. The execution, delivery and performance by AOL of this Agreement and the AOL Ancillary Agreements, and the consummation of all the transactions contemplated hereby and thereby, have been duly and validly authorized by AOL by all necessary corporate action of AOL's Board of Directors and shareholders. This Agreement and the AOL Ancillary Agreements, when executed and delivered by AOL, will be duly and validly executed and delivered and will be the valid and binding obligations of AOL, enforceable against AOL in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of


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creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. Neither the execution and delivery of this Agreement or the AOL Ancillary Agreements by AOL, nor the performance by AOL of its obligations under this Agreement or the AOL Ancillary Agreements, will (i) violate AOL's Certificate of Incorporation or By-Laws, (ii) result in a material violation or breach of, or permit any third party to rescind any term or provision of, or constitute a default under, any loan, note, indenture, mortgage, deed of trust, security agreement, lease or material contract, WC Contract, license or other agreement to which AOL is a party or by which AOL or any of the WC Assets is bound or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or government body applicable to AOL or the WC Business.

         5.3 TITLE. AOL has good and marketable title to all of the WC Assets, free and clear of all mortgages, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements and all claims or agreements of any nature whatsoever. Title to all the WC Assets is freely transferable from AOL to Excite without obtaining the consent or approval of any person or party.

         5.4 EMPLOYEES. Included as Schedule 5.4 to the AOL Disclosure Letter is a complete list of AOL's employees whose work relates directly to the WC Business as of the date hereof, including, with respect to each full-time employee a description of the title and responsibilities of each such employee, the current compensation payable to each such employee, the date of hire and the date and amount of last compensation adjustment and any contract, agreement, understanding or ongoing commitment of AOL to such employee, whether or not in written form, and with respect to each part-time employee a description of the title and responsibilities of each such employee.

         5.5 CONDITION AND COMPLETENESS OF TANGIBLE WC ASSETS. Schedule 1.2(e) to the WC Assets Letter contains a complete list of all WC Tangible Assets, and such list sets forth all of the tangible assets required to conduct the WC Business as presently conducted and as it is proposed to be conducted following the date hereof. As of the Closing, all of the material WC Tangible Assets will be in good working condition and repair, ordinary wear and tear excepted.

         5.6 LITIGATION. There is no claim, action, suit or proceeding pending or, to AOL's knowledge, threatened, against AOL (including but not limited to any claim, action, suit or proceeding relating to or affecting the WC Business or the WC Assets), at law, in equity, by way of arbitration or before any governmental department, commission, board or agency that might have a material adverse effect on the WC Business or the WC Assets, nor is AOL aware of any reasonable basis therefor. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against AOL affecting the WC Assets or the WC Business.

         5.7 CONTRACTS AND COMMITMENTS. Schedule 5.7, attached to the WC Assets Letter, lists and describes all contracts, agreements, understandings and commitments of AOL directly related to the WC Business, whether written or oral (other than oral agreements to employ employees of AOL): (i) that involve the payment by any party thereto of consideration in an amount of $20,000 or more; (ii) under which performance may extend beyond six (6) months after the Closing Date; (iii) that involve the lending or borrowing of money or any guarantees by AOL or the payment of indebtedness or performance of an obligation of any third party; (iv) that involve transactions not in the ordinary course of the WC Business; (v) that involve the lease or purchase of real estate; (vi) that involve the purchase or license of any Intellectual Property related to or used in the WC Business; or
(vii) that are otherwise material to the WC Business or the WC Assets (the "MATERIAL WC Contracts"). AOL is not in violation, breach or default of any of the Material WC Contracts. AOL has delivered to Excite a true and correct copy of each written WC Contract included in the WC Assets and listed on Schedule 1.2(a). AOL has obtained, or by Closing will obtain, all written consents of third parties required to assign and transfer all Material WC Contracts to Excite without the breach or violation of any such Material WC Contract. The Material WC Contracts, together with the Commercial Agreement and this Agreement, constitute in every material respect, sufficient contractual rights to continue to operate the WC Business in the manner in which it has been previously conducted by AOL and as it is proposed to be conducted following the date hereof. AOL has not entered into any contracts, agreements, understandings or commitments directly related to the WC Business, whether written or oral, outside of the ordinary course of business since November 4, 1996.

         5.8 INTELLECTUAL PROPERTY. Schedule 1.2(b) of the AOL Disclosure Letter sets forth all Intellectual Property used to conduct the WC Business as it is now being conducted by AOL, and such WC Intellectual Property is sufficient to conduct the WC Business as it is now being conducted and as it is proposed to be conducted following the date hereof, in every material respect. AOL owns, possesses, has the exclusive right to make, use, sell and license, has the right to bring actions for the infringement of, and where necessary, has made timely and proper application for protection of, all WC Intellectual Property rights that are used in the WC Business or that comprise a portion of the WC Assets. AOL has not granted any third party any outstanding licenses or other rights to any of the WC Intellectual Property and AOL is not liable, nor has it made any contract or arrangement whereby it may become liable, to any person for any royalty or other compensation for the use of any WC Intellectual Property. AOL has not received notice of any claim that any WC Intellectual Property infringes any Intellectual Property right of any third party and there is no basis for such claim known to AOL. All employees and consultants of AOL and any other third parties who have been involved in product development for AOL have executed invention assignment agreements and all employees and consultants who have access to confidential or trade secret information concerning AOL's technology or products have executed nondisclosure agreements, each substantially similar to the form of agreement attached hereto as Schedule 5.8. To the best of AOL's knowledge, no former employee or consultant of AOL has possession of any software (in source code or object code form) that is owned by AOL and used in the WC Business.

         5.9 COMPLETENESS OF WC ASSETS. The WC Assets, as described in Section
1.2 and listed on Schedules 1.2(a) through (e), constitute in every material respect, all of the assets that have been used in the operation of the WC Business, and that are sufficient to continue to operate the WC Business in the manner in which it has been conducted by AOL prior to the date hereof and as it is proposed to be conducted following the date hereof.

         5.10 COMPLIANCE WITH LAWS. In the operation of the WC Business, AOL has, to the best of AOL's knowledge, duly complied with all applicable laws, rules, regulations and orders of federal, state, local and foreign governments (including but not limited to all export control laws and regulations of the United States of America or any governmental, authority or agency of the United States government), except where the failure to comply would not have a materially adverse effect on the WC Assets or the WC Business, and AOL is not in default with respect to any order, judgment, writ, injunction, decree, award, rule or regulation of any court, governmental or regulatory body or arbitrator which restrains or limits the operations of the WC Business or the use of the WC Assets.

         5.11 LABOR AND EMPLOYEE RELATIONS. There are no agreements between any union, labor organization or other collective bargaining agent in respect of any employee of AOL who is involved with the WC Business. The relations between AOL and the employees of the WC Business are generally good in that the WC business has not experienced excessive turnover and the employees of the WC Business are generally supportive of management's goals.

         5.12 AUTHORIZATION FOR THIS AGREEMENT. Except for filings required under federal antitrust laws, no authorization, approval, consent of, or filing with any governmental department, bureau, agency, public board, authority or other third party is required for the consummation by AOL of the transactions contemplated by this Agreement.

         5.13 TAXES. At the Closing, and upon the date of any subsequent transfer of WC Assets to Excite in accordance with this Agreement, there will be no federal, state or local tax liens against any of the WC Assets to be transferred to Excite hereunder. AOL has paid or will pay, when due, any federal, state or local taxes attributable to periods prior to the Effective Date with respect to the WC Assets or the WC Business which, if unpaid, may result in a lien against any of the WC Assets.

         5.14 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by AOL in this Agreement, and no document, written statement, certificate or schedule furnished or to be furnished to Excite by (or on behalf of) AOL pursuant thereto, when construed together with all other such representations, warranties, documents, written statements, certificates or schedules contains, or will, when furnished, contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make any statement of facts contained herein or therein not materially misleading. There have been no events or transactions, or information which has come to the attention of AOL which, as related directly to the WC Business or the WC Assets, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the WC Business or the WC Assets other than for general economic or industry conditions or trends.

         5.15 ENVIRONMENTAL MATTERS. To AOL's knowledge, without any independent investigation, the facilities in which the WC Business operates (the "FACILITIES") are not in violation of any federal, state or local law, ordinance or regulation relating to disposal of Hazardous Materials (as defined below) or the environmental conditions on or under such properties or facilities, including but not limited to, soil and groundwater conditions. During the time AOL has owned, leased or occupied the Facilities, AOL has not used, generated, manufactured or stored on or under any part of the Facilities, or transported to or from any part of the Facilities, any Hazardous Materials in violation of CERCLA (as defined below) or any other applicable state or federal environmental law. AOL has no knowledge of any presence, disposals, releases or threatened releases of any Hazardous Materials on, from or under any part of the Facilities. For purposes of this Section, "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste that is, or becomes prior to the Closing, regulated or defined as a "hazardous substance," "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance" or "hazardous chemical" or similar hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other similar state or federal law, statute, ordinance, rule or regulation having a scope of purpose similar to that of CERCLA.

         5.16 REPRESENTATIONS WITH RESPECT TO EXCITE PREFERRED SHARES. AOL and AOL Ventures (each referred to as AOL for purposes of this Section 5.16 only), each hereby represent and warrant to Excite, with respect to the Excite Preferred Shares, as follows:

              (a) Experience. AOL has experience in evaluating and investing in private placement transactions so that AOL is capable of evaluating the merits and risks of AOL's investment in Excite. AOL, by reason of AOL's business or financial experience or the business or financial experience of AOL's professional advisors who are unaffiliated with and who are not compensated by Excite or any affiliate or selling agent of Excite, directly or indirectly, has the capacity to protect AOL's own interests in connection with the purchase of the securities hereunder. AOL is an accredited investor (as defined in Rule 501(a) under Regulation D under the 1933 Act), and intends for Excite to rely upon AOL's representations when accepting AOL's investment.

              (b) Investment. AOL is acquiring the Excite Preferred Shares for investment purposes only, for AOL's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distributions thereof within the meaning of the 1933 Act. AOL understands that the Excite Preferred Shares have not been, and will not be, registered under the 1933 Act and are being issued in accordance with a specific exemption from the registration provisions of the 1933 Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of AOL's representations as expressed herein.

              (c) Rule 144. AOL acknowledges that the Excite Preferred Shares must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration requirement is available. AOL is aware of the provisions of Rule 144 promulgated under the 1933 Act, which permit limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions.

              (d) Access to Data. AOL has met with representatives of Excite and thereby has had the opportunity to ask questions of, and receive answers from, said representatives concerning Excite and the terms and conditions of this transaction, as well as to obtain any information requested by AOL. Any questions raised by AOL or its representatives concerning the transaction have been answered to the satisfaction of AOL and its representatives. AOL's decision to purchase the Excite Preferred Shares is based in part on AOL's own evaluation of the risks and merits of the purchase and Excite's proposed business activities.

              (e) Tax Consequences. AOL has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the investment in the Excite Preferred Shares. AOL is relying solely on such advisors and not on any statements or representations of Excite or any of its agents and understands that AOL (and not Excite) shall be responsible for AOL's own tax liability (if any) that may arise as a result of the investment in the Excite Preferred Shares.

              (f) Transferability. AOL agrees, acknowledges and understands that, without the consent of Excite, the Excite Preferred Shares may not be sold, pledged, transferred or otherwise disposed of, provided that such restrictions shall not prevent AOL from converting the Excite Preferred Shares to shares of Excite Common Stock pursuant to the Certificate of Determination whereupon such shares may be transferred subject to applicable securities law restrictions.

              (g) Legends. AOL acknowledges and understands that the securities of Excite issued hereunder shall bear the following legends (and any other legends required under state securities laws in the opinion of legal counsel for Excite):

              (i) The Excite Preferred Shares shall bear the following legend:

              THE SECURITIES REPRESENTED HEREBY MAY NOT BE GIFTED, TRANSFERRED, PLEDGED, RESOLD OR OTHERWISE DISPOSED OF. THE SHARES EVIDENCED BY THIS CERTIFICATE (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER, OR (2) UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S SERIES E PREFERRED STOCK, ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S ARTICLES OF INCORPORATION. A COPY OF SUCH ARTICLES OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

              (ii) The Excite Preferred Shares and the shares of Excite Common Stock into which such Excite Preferred Share may be converted shall bear the following legends:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD

              BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         5.17 BROKERAGE AND FINDER'S FEES. Neither AOL nor any of its affiliates has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Excite.

6.       COVENANTS OF EXCITE.

         Excite covenants and agrees with AOL as follows:

         6.1 CONFIDENTIAL INFORMATION. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of AOL disclosed to Excite in connection with the transactions contemplated by this Agreement ("AOL CONFIDENTIAL INFORMATION") will be held in confidence and not used or disclosed by Excite or any of its employees, affiliates or stockholders for a period of three (3) years from the Effective Date and will be promptly destroyed by Excite or returned to AOL, upon AOL's written request to Excite; provided, however that from and after the Closing, the foregoing covenant shall not be applicable to any AOL Confidential Information related to the WC Business that is included in the WC Assets. Excite's employees, affiliates and stockholders will not be given access to AOL Confidential Information from and after the Closing other than AOL Confidential Information related to the WC Business that is included in the WC Assets, except on a "need to know" basis. It is agreed that AOL Confidential Information will not include information that: (a) is proven to have been known to Excite prior to receipt of such information from AOL; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to AOL; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by Excite; or (d) is independently developed by Excite without the use of any AOL Confidential Information. The provisions of this Section 6.1 and of Section 7.5 supersede any existing non-disclosure agreements entered into between the parties with respect to AOL Confidential Information and Excite Confidential Information, provided however that existing non-disclosure agreements entered into between the parties with respect to confidential information that does not constitute AOL Confidential Information or Excite Confidential Information as defined herein shall not be affected by this Section 6.1 or Section 7.5.

         6.2 HART-SCOTT-RODINO COMPLIANCE. Promptly after execution of this Agreement, Excite shall cooperate with AOL to prepare and file such notifications as are required pursuant to the Hart-Scott-Rodino Pre-Merger Notification Act of 1976 (the "HSR ACT"). Excite and AOL shall share the filing fees of such filings equally.

         6.3 FAIRNESS HEARING. Excite shall request the Department of Corporations to conduct a Fairness Hearing and upon agreement of the Department of Corporations to do so, make all necessary filings in a timely manner and take all necessary measures as soon as practicable to facilitate the granting by the Department of Corporations of the California Permit. If Excite is unable to obtain, for whatever reason, the California Permit or if existing law is interpreted to the effect that the California Permit does not provide an exemption from registration under the 1933 Act, Excite shall file a shelf registration statement on Form S-3 with respect to the shares of Excite Common Stock into which the Transaction Shares are convertible, in the time period and as further provided in the Registration Rights Agreement. All of the shares of Excite Common Stock into which the Transaction Shares are convertible shall be entitled to certain demand and piggyback registration rights as further provided in the Registration Rights Agreement.

         6.4 SATISFACTION OF CLOSING CONDITIONS. Excite shall use reasonable best efforts to satisfy the conditions to AOL's obligations set forth in Sections 8.1 and 8.3 prior to December 31, 1996, provided however that Excite's failure to satisfy such conditions shall not be deemed a breach of this Agreement.

         6.5 ELECTION OF AOL REPRESENTATIVE TO BOARD. Excite will use all reasonable efforts to have the holders of a sufficient number of the voting shares of Excite stock execute a voting agreement (or provide another instrument with the same effect) to ensure the election of a representative of AOL to the Board of Directors of Excite for so long as AOL holds at least 1,315,165 shares of Excite Common Stock on an as converted to Common Stock basis and as adjusted for stock splits, reclassifications, recapitalizations and similar events.

         6.6 SURVIVAL OF COVENANTS. The covenants set forth in Section 6.2 shall survive the Closing. The covenants set forth in Section 6.1 above shall survive the termination of this Agreement for any reason.

7.     COVENANTS OF AOL.

         AOL covenants and agrees with Excite as follows:

         7.1 ACCESS TO INFORMATION. From the date hereof to the Closing Date, AOL will afford to the representatives of Excite, including its counsel and auditors, during normal business hours, access to any and all of the WC Assets and information with respect to the WC Business to the end that Excite may have a reasonable opportunity to make such a full investigation of the WC Assets and of the WC Business in advance of the Closing Date as it shall reasonably desire, and the officers of AOL will confer with representatives of Excite and will furnish to Excite, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Excite may reasonably request, and AOL will furnish to Excite's auditors all consents and authority that they may reasonably request in connection with any examination of Excite. In addition, AOL will afford the Excite's representatives, including its counsel and auditors, reasonable access to the Facilities and all WC Assets located at the Facilities at reasonable times.

         7.2 CONSENT OF THIRD PARTIES. Prior to the Closing Date, AOL shall obtain the consent in writing of all persons necessary to permit AOL to assign and transfer all of the WC Assets (including but not limited to the WC Contracts) to Excite, free and clear of all liens, security interests, restrictions, claims and encumbrances (other than the Assumed Liabilities) and to perform its obligations under, and to conclude the transactions contemplated by, this Agreement in order that the performance hereof will not result in the termination of, or any violation, breach or default under, any WC Contracts or any material contracts, loans, notes, agreements, obligations, leases, permits or licenses to which AOL is a party or by which any of AOL's property is bound. Notwithstanding the foregoing, AOL shall only be required to use all reasonable efforts to obtain the rights for Excite to use the PLS licenses covering all existing service and development hardware for the CPL text retrieval engine, indexer and summarizer and for PLweb, provided that the scope of such rights shall be as reasonably requested by Excite.

         7.3 FURTHER ASSURANCES. From and after the Closing Date, AOL shall promptly execute and deliver to Excite any and all such further assignments, licenses, endorsements and other documents as Excite may reasonably request for the purpose of effecting the transfer of AOL's title to the WC Assets to Excite and/or carrying out the provisions of this Agreement and the Ancillary Agreements, including, but not limited to, granting Excite a non-exclusive, world-wide, perpetual, transferable, irrevocable and royalty-free license to make use of any and all AOL Intellectual Property not included in the WC Assets to the extent necessary or desirable to allow Excite to fully exploit the WC Assets and the WC Business.

         7.4 USE OF NAME "WEBCRAWLER". Subject to AOL's rights (if any) under the Operating Agreement, after the Closing Date, AOL shall cease to use the trademark and trade name "WebCrawler" or any similar name, without the prior written consent of Excite. AOL hereby grants Excite the rights to use the WebCrawler trademark and tradename after the date hereof and until the Closing.

         7.5 CONFIDENTIAL INFORMATION. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of Excite disclosed to AOL in connection with the transactions contemplated by this Agreement ("EXCITE CONFIDENTIAL INFORMATION") will be held in confidence and not used or disclosed by AOL or any of its employees, affiliates or stockholders for a period of three (3) years from the Effective Date and will be promptly destroyed by AOL or returned to Excite, upon Excite's written request to AOL. AOL's employees, affiliates and stockholders will not be given access to Excite Confidential Information except on a "need to know" basis. It is agreed that Excite Confidential Information will not include information that: (a) is proven to have been known to AOL prior to receipt of such information from the Excite;
(b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Excite; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by AOL; or (d) is independently developed by AOL without the use of any Excite Confidential Information.

         7.6 EMPLOYEES. At Excite's request, AOL shall cooperate with Excite in identifying those of AOL's employees that are currently employed in connection with the WC Business that Excite may wish to hire either as employees or consultants (including, but not limited to, Brian Pinkerton and Adam Hertz) and in facilitating the employment or the engagement as consultants by Excite, after the Closing Date, of such individuals (including any employees who become such after the Effective Date), which Excite elects to employ or engage as a consultant, including permitting Excite to interview and offer employment or consulting agreements to such employees. The parties hereby acknowledge that Excite is under no obligation whatsoever to employ any current or future employees of AOL or any of its affiliates and that AOL and its affiliates alone remain responsible for all obligations and liabilities, whether arising under statute, regulation or contract, to present and future employees of AOL and its affiliates arising out of their employment (or the termination of their employment) with AOL or any of AOL's affiliates, including but not limited to any obligations and liabilities arising under or from any existing or future Employee Plans or other employee benefit plans of AOL or any of its affiliates, any present or future obligations or liabilities of AOL or any of its affiliates to existing or future employees of AOL under COBRA or WARN or any severance pay obligations of AOL or any of its affiliates.

         7.7 HART-SCOTT-RODINO COMPLIANCE. Promptly after execution of this Agreement, AOL shall cooperate with Excite to prepare and file such notifications as are required pursuant to the HSR Act. Excite and AOL shall share the filing fees of such filings equally.

         7.8 SATISFACTION OF CLOSING CONDITIONS. AOL shall use reasonable best efforts to satisfy the conditions to Excite's obligations set forth in Sections
8.1 and 8.2 prior to December 31, 1996, provided however that AOL's failure to satisfy such conditions shall not be deemed a breach of this Agreement.

         7.9 UPDATE OF SCHEDULES 1.2(A) AND 5.7. Within fourteen days of the date hereof, AOL shall deliver to Excite revised Schedules 1.2(a) and 5.7 that will contain all contracts, agreements, understandings and commitments of AOL directly related to the WC Business, whether written or oral, and all Material WC Contracts, that were not included on the Schedule 1.2(a) and 5.7, respectively, delivered to Excite and in its possession as of November 4, 1996.

         7.10 CONSENTS OF GNN. Prior to the Closing, AOL will cause GNN to execute and deliver all necessary consents and approvals necessary to effectuate the transactions contemplated hereby.

         7.11 SURVIVAL OF COVENANTS. Each of the covenants set forth in Sections 7.3, 7.4, 7.6 and this Section 7.11 shall survive the Closing. The covenants set forth in Section 7.5 above shall survive the termination of this Agreement for any reason. The remaining covenants of this Section 7 shall expire at the Closing or other termination of this Agreement.

8.     CONDITIONS TO CLOSING.

         8.1 CONDITION TO EXCITE'S AND AOL'S OBLIGATIONS. The obligations of each of Excite and AOL hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as either party may expressly waive in writing (but only with respect to such party's own obligations hereunder):

             (a) Hart-Scott-Rodino Compliance. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

             (b) Certificate of Determination. The Certificate of Determination shall have been filed with and accepted by the Secretary of State of the State of California.

             (c) Ancillary Agreements. Excite and AOL shall have each executed and delivered the Commercial Agreement, Operating Agreement, Registration Rights Agreement and Voting Trust Agreement.

             (d) Commercial Agreement. The Commercial Agreement shall be in effect. The Closing shall be delayed if (i) either party has committed a material breach of its material covenants, obligations, representations or warranties under the Commercial Agreement (a "MATERIAL BREACH") and the non-breaching party has given notice of its intent to terminate the Commercial Agreement as the result of such Material Breach, until such time as the Material Breach is cured, but only if the Material Breach is cured within the cure period provided for in Section 12.2 of the Commercial Agreement, (ii) there is a dispute as to whether a Material Breach has occurred or whether such Material Breach has been cured, until such time as the dispute is resolved pursuant to the dispute resolution procedures set forth in Section 16 of the Commercial Agreement.

         8.2 CONDITIONS TO EXCITE'S OBLIGATIONS. The obligations of Excite hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Excite may expressly waive the same in writing:

             (a) Conduct of WC Business. From the date hereof to the Closing Date, AOL shall have faithfully performed its obligations under the Operating Agreement in all material respects. With respect to matters not contemplated by the Operating Agreement, this Agreement, and the Ancillary Agreements, AOL shall have conducted the WC Business only in the ordinary course, consistent with AOL's past practices, or as may be consented to by Excite in writing.

             (b) Accuracy of Representations and Warranties on Closing Date. The representations and warranties made herein by AOL in Section 5 (as qualified by the AOL Disclosure Letter) shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, provided however, that the representations and warranties made by AOL in Section 5.10 on and as of the Closing Date shall not be deemed to be qualified by the AOL

Disclosure Letter, and provided further, that it shall not be a condition to Excite's obligations that certain representations and warranties made herein by AOL in Section 5 (as qualified by the AOL Disclosure Letter) and which are specifically identified on Exhibit H shall be true and correct in all material respects, and not misleading in any material respect, on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, if the reason why such representations and warranties can not be reasserted as of the Closing Date is because Excite has assumed the operation of the WC Business after the date hereof.

             (c) Compliance. As of the Closing Date, AOL shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on AOL and required to be performed or complied with by AOL at, or prior to, the Closing Date.

             (d) Officer's Certificate. AOL shall deliver a certificate signed by a duly authorized officer of AOL certifying that the conditions set forth in
Section 8.2(a), (b) and (c) have been fully complied with.

             (e) Delivery of WC Assets. AOL shall have delivered, and Excite shall have received, the WC Assets.

             (f) Opinion of AOL's Counsel. Excite shall have received an opinion of Piper & Marbury L.L.P., counsel for AOL, dated the Closing Date and containing the customary provisions for a transaction of the type contemplated herein.

             (g) AOL's Consents Obtained. All consents required to be obtained by AOL pursuant to Section 7.2 shall have been obtained.

             (h) Certificate of Corporate Proceedings. AOL shall deliver a certified copy of the resolutions of the Board of Directors of AOL authorizing the execution and delivery by AOL of this Agreement, and all related agreements, and the consummation of the transactions contemplated hereby and thereby;

             (i) Further Documents. AOL shall deliver such further certificates and documents, including any specific assignments and other instruments of conveyance as Excite and/or Excite's counsel may reasonably request.

             (j) Bill of Sale. AOL shall have executed and delivered the Bill of Sale.

         8.3 CONDITIONS TO AOL'S OBLIGATIONS. The obligations of AOL hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as AOL may expressly waive the same in writing:

             (a) Accuracy of Representations and Warranties on Closing Date. The representations and warranties made herein by Excite in Section 4 hereof (as qualified by the Excite's Disclosure Letter) shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

             (b) Compliance. As of the Closing Date, Excite shall have complied in all material respects with, and shall have fully performed, the terms, conditions, covenants and obligations of this Agreement imposed thereon to be performed or complied with by Excite at, or prior to, the Closing Date.

             (c) Officer's Certificate. Excite shall deliver a certificate signed by a duly authorized officer of Excite certifying that the conditions set forth in Section 8.3(a) and (b) have been fully complied with.

             (d) Opinion of Excite's Counsel. AOL shall have received an opinion of Fenwick & West LLP, counsel for Excite, dated the Closing Date and containing the customary provisions for a transaction of the type contemplated herein.

             (e) Assumption of Liabilities. Excite shall have executed and delivered the Assumption of Liabilities in the form of Exhibit L with respect to the Assumed Liabilities.

             (f) Certificate of Corporate Proceedings. Excite shall deliver a certified copy of the resolutions of the Board of Directors of Excite authorizing the execution and delivery by Excite of this Agreement, and all related agreements, and the consummation of the transactions contemplated hereby and thereby.

             (g) Further Documents. Excite shall deliver such further certificates and documents as AOL and/or AOL's counsel may reasonably request.

             (h) AOL Board Representation. A voting agreement (or other instrument with the same effect) shall have been executed by the holders of a sufficient number of shares of Excite stock to ensure the election of a representative of AOL to the Board of Directors of Excite for so long as AOL holds at least 1,315,165 shares of Excite Common Stock on an as converted to Common Stock basis and as adjusted for stock splits, reclassifications, recapitalizations and similar events.

9.     INDEMNIFICATION.

       9.1 SURVIVAL OF WARRANTIES. All representations and warranties made by AOL or Excite herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of one (1) year after December 31, 1996; provided however, that the representations and warranties made by AOL in Sections 5.7, 5.8 and 5.9 shall survive the Closing for a period of two (2) years after December 31, 1996 and provided further that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing until the applicable statute of limitations has expired.

       9.2 INDEMNIFIED LOSSES. For the purpose of this Section 9.2 and when used elsewhere in this agreement, "LOSS" shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys' fees and other legal costs and expenses relating thereto; provided, however, that Loss shall not include punitive or exemplary damages.

         9.3 INDEMNIFICATION BY AOL. Subject to the provisions and limitations set forth in this Section 9, AOL agrees to defend, indemnify and hold harmless Excite, any parent, subsidiary or affiliate of Excite and any director, officer, employee, stockholder, agent or attorney of Excite or of any parent, subsidiary or affiliate of Excite (collectively, the "EXCITE INDEMNITEES") from and against any Loss which arises out of or results from:

             (a) any breach of any covenant, or the inaccuracy or untruth of any representation or warranty of AOL made herein;

             (b) taxes, assessments and other governmental charges of any kind or nature whatsoever, including without limitation any sales or use tax applicable to the transfer of the WC Assets payable by AOL pursuant to Section 2.3, any withholding, social security or unemployment levies, arising out of, or payable with respect to, the WC Business through the Closing Date, except for such liabilities as are specifically and expressly assumed by Excite in Section
3.1 hereof;

             (c) liability for noncompliance with any bulk sales, bulk transfer or similar laws applicable to the transactions contemplated by this Agreement or any claims asserting that any transactions contemplated by this Agreement constitute a fraudulent conveyance or similar claim;

             (d) any Excluded Liability and any other demand, claim, debt, suit, cause of action, arbitration or other proceeding (including, but not limited to, a warranty claim, a strict product liability claim or any other claim) that is made or asserted by any third party that relates to any product or service that was sold, licensed or otherwise provided by AOL to any customer;

             (e) any demand, claim, debt, suit, cause of action or proceeding made or asserted by any employee or independent contractor or any former employee or independent contractor of AOL, that relates in any manner to any termination by AOL of its employment or the services of such employee or independent contractor or any other matter relating to AOL's employment of such employee or independent contractor.

         9.4 INDEMNIFICATION BY EXCITE. Subject to the provisions and limitations set forth in this Section 9, Excite agrees to defend, indemnify and hold harmless AOL, any parent, subsidiary or affiliate of AOL and any director, officer, employee, stockholder, agent or attorney of AOL or of any parent, subsidiary or affiliate of AOL (collectively, the "AOL INDEMNITEES") from and against and in respect of any Loss which arises out of or results from:

             (a) any breach by Excite of any covenant, or the inaccuracy or untruth of any representation or warranty of Excite made herein;

             (b) the failure of Excite to timely pay or perform any of the Assumed Liabilities;

             (c) the failure of Excite to timely pay any sales or use tax applicable to the transfer of the WC Assets payable by Excite pursuant to
Section 2.3.

provided however, that nothing in this Section 9.4 shall impose on Excite any duty to indemnify AOL for any Excluded Liabilities.

    9.5      MINIMUM AND MAXIMUM DAMAGES.

             (a) The indemnification provided for subsections 9.3 and 9.4 shall not apply unless and until aggregate Losses for which one or more indemnified party seeks indemnification under this section, exclusive of legal fees, exceeds $125,000.00 (the "BASKET") and then only to the extent that aggregate Losses exceed the Basket. Excite and AOL will each use its best efforts to obtain recoveries under all applicable insurance policies for all Losses.

             (b) The maximum damages for which Excite is indemnified pursuant to
Section 9.3 (i) for Losses suffered as the result of breaches of the representations and warranties contained in Sections 5.7, 5.8 and 5.9 shall be equal to (A) the average of the Excite closing price on the Nasdaq National Market System for the ten (10) day period ending on the date hereof (the "EXCITE AVERAGE PRICE"), multiplied by (B) the number of Transaction Shares (such product is referred to as the "TRANSACTION VALUE"); (ii) shall be unlimited with respect to Losses suffered as the result of intentional fraud or willful misconduct, and (iii) shall be twenty-five percent (25%) of the Transaction Value with respect to all other Losses.

             (c) The maximum damages for which AOL is indemnified pursuant to
Section 9.4 shall be equal to the Transaction Value, except with respect to Losses suffered as the result of intentional fraud or willful misconduct for which such indemnification shall be unlimited.

    9.6 PROCEDURES FOR INDEMNIFICATION. If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against, AOL or Excite, as the case may be, in respect of which AOL or Excite is entitled to demand indemnification under Section 9 of this Agreement, then as a condition precedent thereto, the party seeking indemnification ("INDEMNITEE") shall promptly notify the other party ("INDEMNITOR") in writing to that effect, and with reasonable particularity and with reference to the applicable provision(s) of this Agreement. The Indemnitor shall have the right to assume the entire control of the defense, compromise or settlement of such action, suit, proceeding or claim and including the selection of counsel, subject to the right of the Indemnitee to participate (at its expense and with counsel of its choice) in the defense, compromise or settlement of such action, suit, proceeding, claim or demand, and in connection therewith, the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed. So long as the Indemnitor is defending in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitee shall make available to the Indemnitor or its agents all records and other materials in the Indemnitee's possession reasonably required for contesting any third party claim or demand. If the Indemnitor shall fail to promptly and adequately defend any such action, suit, proceeding, claim or demand, then the Indemnitee may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as Indemnitee gives the Indemnitor at least ten (10) days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of such Losses.

         9.7 PERIOD FOR MAKING CLAIMS. A claim or claims for indemnification under this Section 9 must be brought, if at all, at any time within one (1) year after December 31, 1996, provided however, that any claim or claims for indemnification for breaches of the representations and warranties made by AOL in Sections 5.7, 5.8 and 5.9 may be brought at any time within two
(2) years after December 31, 1996, and any claim or claims for indemnification resulting from breaches of the representations, warranties and covenants made herein involving intentional fraud or willful misconduct may be brought at any time until the applicable statute of limitations (including extensions) has expired.

         9.8      INDEMNIFICATION PAYMENTS.

                  (a) Payments made by AOL to Excite in satisfaction of its indemnification obligations under this Section 9 shall, at the option of AOL, be made either (a) in cash or (b) in shares of Excite Common Stock, with each share valued at the Excite Average Price.

                  (b) Payments made by Excite to AOL in satisfaction of its indemnification obligations under this Section 9 shall, at the option of Excite, be made either (a) in cash or (b) by adjusting the Conversion Price, as defined in the Certificate of Determination, so that upon conversion of the Excite Preferred Shares into shares of Excite Common Stock, AOL will receive an additional number of shares of Excite Common Stock, with each share valued at the Excite Average Price, that have a value equal to the amount of the indemnification payments due to AOL from Excite.

         9.9 SOLE REMEDY. Except with respect to the covenants contained in Sections 6.1, 7.3 and 7.5, for which injunctive relief shall be available, the indemnification provided for in this Section 9 shall be the sole remedy with respect to any claims arising under this Agreement.

10.      TERMINATION OF AGREEMENT

         10.1     PRIOR TO CLOSING.

                  (a) This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

              (b) Unless otherwise agreed by the parties hereto, this Agreement will be terminated if the Closing shall not have occurred on or before March 31, 1997.

         10.2 AT THE CLOSING. At the Closing, this Agreement may be terminated and abandoned:

              (a) By Excite if any of the conditions precedent to Excite's obligations set forth in Section 8.1 or 8.2 above have not been fulfilled or waived at and as of the Closing; or

              (b) By AOL if any of the conditions precedent to AOL's obligations set forth in Section 8.1 or 8.3 above have not been fulfilled or waived at and as of the Closing.

Any termination of this Agreement under this Section 10.2 will be effective by the delivery of notice of the terminating party to the other party hereto.

         11.  AMENDMENT OF STANDSTILL PROVISIONS. Effective upon the Closing,
Section 9 of the Series D Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") shall be amended as follows:

              11.1 STANDSTILL PERCENTAGE. The first sentence of Section 9 of the Purchase Agreement shall be amended in its entirety as follows:

         Without the written consent of the Company, AOL Ventures, Inc., Tribune Company, and their respective affiliates (collectively, the "Standstill Investors"), each agrees not to acquire any additional shares of the Company's Voting Securities (as defined below) in the open market or otherwise if and to the extent such acquisition results in (i) Tribune Company and its affiliates holding greater than 20% of the total Voting Securities or (ii) AOL Ventures, Inc. and its affiliates holding greater than 25% of the total Voting Securities. Each such percentage limitation is referred to in this Section 9 as the "Standstill Percentage."

              11.2 CONTROL TRANSACTION. The first sentence of Section 9(a) of the Purchase Agreement shall be amended in its entirety as follows:

         To the extent not prohibited by a nondisclosure agreement, the Company shall promptly notify each Standstill Investor in the event that the Company enters into any bona fide discussions with any third party which the Company reasonably believes will result in a Control Transaction (as defined below). Notwithstanding the foregoing, the Company will provide notice to each Standstill Investor at least five calendar days prior to entering into a binding definitive agreement with respect to a Control Transaction, and will further notify each Standstill Investor after such discussions terminate.

              11.3 THIRD PARTY OFFER. Section 9(c) of the Purchase Agreement shall be amended in its entirety as follows:

         Each Standstill Investor's obligations shall terminate upon the making of a bona fide offer by any third party or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) of an intention to acquire Voting Securities of the Company which, if successful, would not be covered under (b) above and would result in such party or group owning or having the right to acquire beneficial ownership of more than twenty percent (20%) of the Company's Voting Securities.

              11.4 DEFINITION OF VOTING SECURITIES. The definition of "Voting Securities" set forth in Section 9 of the Purchase Agreement shall be amended in its entirety as follows:

         "Voting Securities" shall mean the shares of Common Stock and Preferred Stock of the Company and in addition, any other securities of the Company convertible into or exerciseable for Common Stock which have a conversion or exercise price less than the market price of the Company's Common Stock at the time any additional share of Common Stock or other Company securities are acquired, but shall not include options exerciseable for Common Stock held by employees of the Company.

         Except as expressly amended hereby, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

12.  MISCELLANEOUS.

       12.1 EXPENSES. Each of the parties hereto shall bear its own expenses (including without limitation attorneys' fees) in connection with the negotiation and consummation of the transactions contemplated hereby.

       12.2 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

            (a)      if to Excite, at:

                     Excite, Inc.
                     1091 N. Shoreline Blvd., Suite 200
                     Mountain View, CA  94043
                     Attention:  President
                     Facsimile:  415/943-2888
              with a copy to:

                       Fenwick & West LLP
                       Two Palo Alto Square
                       Palo Alto, CA  9306
                       Attention:  Mark C. Stevens
                       Facsimile:  415/494-0674

              (b)      If to AOL:
                       America Online, Inc.
                       22000 AOL Way
                       Dulles, VA  20166
                       Attention:  General Counsel
                       Facsimile:  703/265-2208

              with a copy to:

                       Piper & Marbury L.L.P.
                       1200 Nineteenth Street, NW
                       Washington, DC.  20036-2430
                       Attention:  Edwin M. Martin
                       Facsimile;  202/223-2085

         12.3 ENTIRE AGREEMENT; CAPTIONS. This Agreement, the Schedules hereto (which are incorporated herein by reference) and the agreements to be executed and delivered in connection herewith, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement. This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         12.4 AMENDMENT; WAIVER. Any term or provision of this Agreement may be amended only by a writing signed by AOL and Excite. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

         12.5 NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

         12.6 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.7 ASSIGNMENT. These rights and obligations of the parties to this Agreement may not be delegated or assigned by any party hereto without the prior written consent of the other party and any such attempted delegation or assignment shall be void.

         12.8 BENEFIT AND BURDEN. This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

         12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law.

         12.10 SEVERABILITY. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

         12.11 ATTORNEYS' FEES. Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed in amount by the Court or the Arbitrator(s) (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

         12.12 SECTIONS AND EXHIBITS. Except as otherwise indicated, all references in this Agreement to "Section(s)" and "Exhibit(s)" are intended to refer to Section(s) to this Agreement and Exhibit(s) to this Agreement, respectively.

         12.13 DISPUTE RESOLUTION. All disputes arising under this Agreement shall be resolved pursuant to the dispute resolution procedures set forth in the Commercial Agreement.

         12.14 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.

         12.15 PUBLIC ANNOUNCEMENT. Upon execution of the Agreement by both parties, and until the Closing, all press releases and other public and private communications shall be made by the parties only with the mutual written consent of AOL and Excite, except that each party may make such disclosures as are required by applicable law, provided, however, that a copy of such disclosure shall first be submitted to the other party within a reasonable time period prior to the dissemination thereof.



                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Excite and AOL executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.



AMERICA ONLINE, INC.:                      EXCITE, INC.:


By: /s/ Miles Gilburne                     By: /s/ George Bell
   --------------------------------           --------------------------------

Name:                                      Name:
     ------------------------------             ------------------------------

Its:                                       Its:
    -------------------------------            -------------------------------



GLOBAL NETWORK NAVIGATOR, INC.:


By: /s/ Ted Leodris
   --------------------------------

Name:
     ------------------------------

Its:
    -------------------------------



WITH RESPECT TO SECTION 11 ONLY:

AOL VENTURES, INC.:                        TRIBUNE COMPANY:


By: /s/ Miles Gilburne                     By: /s/ David Hiller
   --------------------------------           --------------------------------

Name:                                      Name: David Hiller
     ------------------------------             ------------------------------

Its:                                       Its: Sr. Vice President
    -------------------------------            -------------------------------